CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 22, 1994 appearing on page F-48 of Talley Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.




PRICE WATERHOUSE

Phoenix, Arizona
May 27, 1994


































                               EXHIBIT 23.1